                                                                     EXHIBIT 1.1

                      VETERINARY CENTERS OF AMERICA, INC.

                               U.S. $80,000,000

              5.25% Convertible Subordinated Debentures due 2006



                            SUBSCRIPTION AGREEMENT
                            ----------------------



                                                                   April 3, 1996


 NATWEST SECURITIES LIMITED
 135 Bishopsgate
 London EC2M 3XT
 England

 Ladies and Gentlemen:

         Veterinary Centers of America, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the subscribers named on Schedule I hereto (the "Managers") U.S. $80,000,000 aggregate principal amount of 5.25% Convertible Subordinated Debentures due 2006 (the "Firm Debentures"), which are convertible into common stock of the Company, par value $0.001 per share (the "Common Stock"), at a conversion price of U.S. $34.35 per share, subject to adjustment under certain circumstances, and having such other terms as set forth on Schedule III hereto. In addition, the Company shall, at the option (the "Option") of NatWest Securities Limited (the "Lead Manager"), issue and sell to the Managers up to an additional U.S. $12,000,000 aggregate principal amount of 5.25% Convertible Subordinated Debentures due 2006 on the terms and conditions and for the purposes set forth in Section 2 (the "Option Debentures"). The Firm Debentures and, if purchased, the Option Debentures are hereinafter collectively referred to as the "Debentures." The issuance and sale of the Debentures is hereinafter referred to as the "Offering." The Debentures are to be issued pursuant to an Indenture (the "Indenture") to be dated as of April 17, 1996, between the Company and The Chase Manhattan Bank, N.A. (or such other money center bank acceptable to the Company and the Lead Manager), as trustee (the "Trustee"). The shares of Common Stock issuable upon conversion of the Debentures are hereinafter collectively referred to as the "Conversion Shares."

         The Company hereby confirms its agreement with the several Managers as follows:

         1.    Agreement to Sell and Purchase.
               ------------------------------

               (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, (i) the Company agrees to issue and sell to the Managers the Firm Debentures and (ii) each of the Managers, jointly and severally, agrees to subscribe and pay for or procure the subscription and payment for the Firm Debentures, on the Initial Closing Date (as defined in Section 3) at a subscription price (the "Initial Subscription Price") of 100% of the principal amount of the Firm Debentures plus accrued interest, if any, from April 17, 1996, less a selling concession of 1.5% and a combined management and underwriting fee of 1% of the aggregate proceeds to the Company from the sale of the Firm Debentures.

               (b) The Company hereby grants the Option to the several Managers to purchase, jointly and severally, the Option Debentures at the same price per Option Debenture as the Managers shall pay for the Firm Debentures. The Option may be exercised only to cover over-allotments in the sale of the Firm Debentures by the Managers and may be exercised in whole or in part at any time and from time to time on or before the date that is 30 days after the date hereof (or the next business day if the 30th day is not a business day) upon notice (the "Option Debentures Notice") in writing or by telephone (confirmed in writing) by the Lead Manager to the Company setting forth the aggregate principal amount of the Option Debentures to be purchased and the date of each such purchase (each such date, an "Option Closing Date"). The Initial Closing Date and Option Closing Dates are sometimes herein referred to respectively as the related "Closing Dates". On each Option Closing Date, the Company will issue and sell to the Managers the principal amount of Option Debentures set forth in the related Option Debentures Notice and the Managers each jointly and severally agree to purchase such Option Debentures, and that each Manager will purchase such percentage of the related Option Debentures as is equal to the percentage of Firm Debentures that such Manager is to purchase on the Initial Closing Date, as adjusted by the Lead Managers in such manner as they may agree is advisable to avoid fractional Debentures.

               (c) The Debentures are to be offered and sold to the Managers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Restricted Debentures (as hereinafter defined) and any Conversion Shares issued upon conversion of the Restricted Debentures, shall bear the following legend:

               "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTIONS OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY
         THAT:

         I. IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT;

         II. IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS SHALL BE PERMITTED AS A RESULT OF AN AMENDMENT TO THE RULES UNDER THE SECURITIES ACT IN RESPECT THEREOF) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT:

               (A)  TO THE COMPANY;

               (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT;

               (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A;

               (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

               (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT; OR

               (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND

         III. IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE II(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS SHALL BE PERMITTED AS A RESULT OF AN AMENDMENT TO THE RULES UNDER THE SECURITIES ACT IN RESPECT THEREOF) AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D), (E) AND (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE DEBENTURES ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED APRIL 17, 1996 BETWEEN THE COMPANY AND NATWEST SECURITIES LIMITED, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE."

 Upon original issuance thereof, and until such time as the same is no longer required under the requirements of The Depository Trust Company (the "Depository"), the Restricted Debentures issued in global form shall include the following paragraph:

               Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the "Depository"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2.    Terms of the Offering.
               ---------------------

               (a) The Lead Manager has advised the Company that the Managers will offer (the "Exempt Resales") the Debentures purchased by them hereunder on the terms set forth in the Offering Circular (as hereinafter defined), as amended or supplemented, solely to: (i) persons (each, a "Regulation S Purchaser") who are outside the "United States" and not "U.S. Persons," as such terms are defined in Regulation S promulgated under the Securities Act ("Regulation S"), and who are not purchasing for the account or benefit of a U.S. Person, (ii) persons (each, a "Rule 144A Purchaser") whom the Managers reasonably believe to be "qualified institutional buyers" ("QIBs"), as such term is defined in Rule 144A under the Securities Act ("Rule 144A"), and (iii) a limited number of other persons whom the Managers reasonably believe to be institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who have made certain representations and agreements to the Company (each an "Accredited Investor") in a letter containing representations and agreements in the form attached to the Offering Circular as Appendix C. The Regulation S Purchasers, Rule 144A Purchasers and Accredited Investors are hereinafter referred to as the "Eligible Purchasers." The Managers have advised the Company that they will offer the Debentures to Eligible Purchasers initially at a price equal to 100% of the principal amount of the Debentures, together with accrued interest, if any, from April 17, 1996.

               (b) The Managers have offered and will offer and sell the Debentures (i) as part of their distribution at any time and (ii) otherwise until the expiration of the 40-day period (the "restricted period") commencing on the later of the commencement of the Offering and the related Closing Date, only in accordance with Rule 903 of Regulation S. Each of the Managers, their affiliates and the persons acting on their behalf have complied and will comply with the offering restrictions and other requirements of Regulations S.

               (c) Each Manager also severally agrees that, at or prior to confirmation of sales of Debentures (other than a sale by NatWest Securities Limited, acting through NatWest Securities Corporation, a registered broker-dealer affiliate of NatWest Securities Limited ("NSC")), and, with the prior approval of the Lead Manager, other Managers, acting through their registered broker-dealer affiliates, to QIBs in accordance with Rule 144A or to Accredited Investors, such Manager will have sent to each distributor, dealer or person receiving a selling commission, fee or other remuneration in respect of the Debentures during the restricted period a confirmation or notice to substantially the following effect:

               The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) (i) as part of their distribution at any time or
         (ii) otherwise until the expiration of the 40-day period commencing on the later of the commencement of the offering and the related Closing Date, except in either case in accordance with Regulation S (or Rule 144A, if available or another available exemption from the registration requirements of the Securities Act; provided that in the case of such
                                             --------
         other exemption, the Company and Trustee may require an appropriate opinion of counsel, as required by the Indenture) under the Securities Act and the requirements of U.S. Treasury Regulation (S) 1.163-5(c)(2)(i)(D)(1)(ii).

 Terms used in this Section 2(c) have the meanings given to them by Regulation S.

               (d) Notwithstanding paragraph (b) above, NatWest Securities Limited, acting through NSC, and, with the prior approval of the Lead Manager, any other Manager, acting through its registered broker-dealer affiliate, may purchase Debentures for reoffer and resale to QIBs in accordance with Rule 144A (the "Rule 144A Debentures") or to Accredited Investors in a transaction exempt from registration under the Securities Act (the "Accredited Investor Debentures" and, together with the Rule 144A Debentures, the "Restricted Debentures") on the basis that the Restricted Debentures will be issued in registered form as defined in U.S. Treasury Regulation (S) 5f.103-1(C) and delivered to NSC, or a nominee designated by it, for the account of the purchasers thereof on the related Closing Date; the Restricted Debentures are "restricted" securities which have not been registered under the Securities Act.

         3.    Delivery and Payment.  The closing for the purchase and sale of
               --------------------
 the Firm Debentures shall occur at the offices of NatWest Securities Limited, 135 Bishopsgate, London, England EC2M 3XT, and simultaneously at the offices of Troop Meisinger Steuber & Pasich, LLP, counsel to the Company, 10940 Wilshire Boulevard, Los Angeles, California 90024 at 3:00 pm., London time, on April 17, 1996 or at such other time or on such other date as may be agreed upon by the Company and the Lead Manager (such date is hereinafter referred to as the "Initial Closing Date"). The Initial Subscription Price in respect of the Debentures will be paid by the Lead Manager on behalf of the Managers to the Company (to such account as the Company shall, at least two business days prior thereto, have instructed the Lead Manager to make payment) on the Initial Closing Date in next-day funds cleared through the New York Clearing House Interbank Payments System or, at the option of the Company, in same day funds less reimbursement to the Lead Manager for overnight interest at the then prevailing federal funds rate. Such payment shall be made against (i) delivery of a temporary global certificate (the "Temporary Global Security") in respect of the Debentures sold to Regulation S Purchasers, in bearer form without interest coupons or conversion rights, to a common depository for Morgan Guaranty Trust Company of New York, Brussels Office, as operator (the "Euroclear Operator") of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel"), and the Managers will arrange that, at their direction, the Euroclear Operator or Cedel will credit each Regulation S Purchaser with the aggregate principal amount of the Debentures allotted to it to the extent that the same have been subscribed and paid for by such Regulation S Purchaser, (ii) delivery to the Depository of one or more Debentures (the "Global Securities"), each in definitive form, registered in the name of Cede & Co., as nominee of the Depository, having an aggregate amount corresponding to the aggregate principal amount of Rule 144A Debentures sold to the Rule 144A Purchasers and (iii) delivery to the Managers, acting through NSC (delivery to be made to NSC, 175 Water Street, New York, NY 10038, or at such other place or places as NSC shall determine), of the Accredited Investor Debentures, each in definitive form, registered in such names and denominations as the Lead Manager may so request, having an aggregate principal amount corresponding to the aggregate principal amount of Accredited Investor Debentures sold to Accredited Investors. If the Option is exercised as to all or any portion of the Option Debentures, the related closing and delivery and payment for the related Option Debentures shall each occur as set forth above on the related Closing Date.

         4.    Representations and Warranties of the Company.  The Company
               ---------------------------------------------
 represents, warrants and covenants as of the date hereof and, as set forth in
 Section 8(c) will represent, warrant and covenant as of the Initial Closing Date and each Option Closing Date, to each Manager that:

               (a) The Company and each of its subsidiaries (as hereinafter defined) has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Circular and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Schedule II hereto (the "subsidiaries").

               (b) The Company will prepare a preliminary offering circular and a final offering circular (including the respective appendices thereto, the "Preliminary Offering Circular" and "Offering Circular," respectively) relating to the Debentures and the Company. The Preliminary Offering Circular and the Offering Circular will be in a form approved by the Lead Manager, which approval will not be unreasonably withheld.

               (c) No injunction, stop order, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction has been issued that would prevent or interfere with the issuance of the Debentures (including, but not limited to, any order suspending the use of the Offering Circular or suspending the registration or qualification of the Conversion Shares); no proceedings with the purpose of preventing or interfering with the Offering are pending, threatened or, to the Company's knowledge, contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the United States Securities and Exchange Commission (the "Commission")); no order asserting that any of the transactions contemplated by this Agreement, the Indenture or the Offering Circular, other than the resale of Restricted Debentures or related Conversion Shares pursuant to the Registration Statement described in Section 5(1) hereof, are subject to the registration or prospectus delivery requirements of the

 Securities Act has been issued; and no order suspending the qualification or exemption from qualification of the Debentures or the Conversion Shares under the securities or "Blue Sky" laws of any jurisdiction is in effect and no proceeding for such purpose is pending before or threatened or, to the Company's knowledge, contemplated by the authorities of any such jurisdiction. Any reference herein to the Preliminary Offering Circular or the Offering Circular or any amendment or supplement to either thereof shall be deemed to refer to and include the documents relating to the Company (including, without limitation, financial statements, financial statement schedules and exhibits) included as appendices to any thereof or incorporated by reference therein pursuant to the terms thereof, and all such documents relating to the Company are hereinafter referred to as the "Incorporated Documents."

           (d) The Offering Circular, taken as a whole and including the Incorporated Documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Incorporated Documents did not, as of their issue date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading. On the date on which each Incorporated Document became effective under the Securities Act or was first filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each such Incorporated Document, including the financial statements included in each such Incorporated Document, complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations"). The foregoing representations and warranties in this Section 4(d) do not apply to any statements or omissions made in reliance on and in conformity with information relating to (i) any Manager furnished in writing to the Company by the Lead Manager on behalf of the Managers expressly for use in the Offering Circular, (ii) The Pet Practice, Inc., a Delaware corporation ("PPI"), or (iii) Pets' Rx, Inc., a Delaware corporation ("PRI").

           (e) The Offering Circular, as of its date, and each amendment or supplement thereto, as of its date, contains all the information specified in Rule 144A.

           (f) The consolidated historical and pro forma financial statements of the Company and its subsidiaries, together with the related schedules and notes thereto, included or incorporated by reference in the Offering Circular present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Circular at the respective dates or for the respective periods to which they apply. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; such pro forma financial statements have been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Offering Circular; and the other financial and statistical information and data set forth in or incorporated by reference in the Offering Circular, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries and the stated pro forma adjustments.

           (g) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act. The statements included in or incorporated by reference in the Offering Circular with respect to such Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

           (h) Since the respective dates as of which information is given or incorporated by reference in the Offering Circular, and except as otherwise disclosed therein or in the documents incorporated therein by reference, (i) there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (ii) the Company and its subsidiaries, on a consolidated basis, have not (A) incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business, (B) declared, paid or made a dividend or distribution of any kind on any class of its capital stock, (C) issued any capital stock of the Company (other than as disclosed in the Offering Circular or pursuant to the Company's employee stock plans or options outstanding on or before the date of the Offering Circular) or any of its subsidiaries or any options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries or (D) repurchased or redeemed capital stock, and (iii) there has not been (A) any material decrease in the Company's net worth or (B) any material increase in the short-term or long- term debt (including capitalized lease obligations) of the Company and its subsidiaries, on a consolidated basis.

           (i) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
 (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (j) The Company and its subsidiaries are in possession of all permits and are in compliance with all laws relating to the practice of veterinary medicine, the operation of veterinary laboratories and the processing and sale of pet food, except where the failure to possess such permits or comply with such laws would not have a material adverse effect on the Company's and its subsidiaries' operations, financial condition, business prospects, assets or properties, taken as a whole.

           (k) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property or assets is bound.

           (l) Except as otherwise set forth in the Offering Circular, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject or which could adversely affect the consummation of this Agreement, the Indenture, the Registration Rights Agreement or the Debentures; to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in any Incorporated Document or to be filed as an exhibit to any Incorporated Document is not so described or filed as required.

           (m) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Debentures, and to issue, sell and deliver the Debentures and the Conversion Shares in accordance with and upon the terms and conditions set forth in this Agreement, the Indenture, the Registration Rights Agreement and the Debentures, as the case may be. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement and the issuance, sale and delivery by the Company of the Debentures and the Conversion Shares.

           (n) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights, generally and, subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

           (o) The Indenture has been duly and validly authorized by the Company and on the Initial Closing Date will have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally and by equitable principles. The Indenture will conform to the description thereof set forth in the Offering Circular and will meet the requirements for qualification of indentures contained in the Trust Indenture Act of 1939, as amended (the "TIA"), and will be qualifiable under the TIA on or before the date by which the Company is obligated to file the Registration Statement hereunder.

           (p) The Registration Rights Agreement has been duly and validly authorized by the Company and on the Initial Closing Date will have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Lead Manager) will be a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Registration Rights Agreement conforms to the description thereof set forth in the Offering Circular.

           (q) The Debentures have been duly and validly authorized and when the Debentures have been authenticated by the Trustee and issued, executed, delivered and sold by the Company in accordance with the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will
 (i) constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and (ii) be convertible into the Conversion Shares in accordance with the terms thereof and of the Indenture. The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Debentures and, when issued and delivered upon such conversion, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or other similar rights. The Debentures and the Conversion Shares, when issued, will conform to the respective descriptions thereof set forth in the Offering Circular.

           (r) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement and the Debentures, the issuance, offering and sale by the Company of the Debentures as contemplated by the Offering Circular, the issuance by the Company of the Conversion Shares upon exercise of the conversion rights contained in the Indenture and the Debentures and the consummation of the transactions contemplated hereby and thereby and compliance with the terms and provisions hereof and thereof, will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property or assets is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property or assets and will not result in or require the creation or imposition of any security interest, claim, lien, encumbrance or adverse interest of any nature whatsoever upon or with respect to any of the property or assets of the Company or any of its subsidiaries except as would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

           (s) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Debentures and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance, sale and delivery of the Debentures pursuant to this Agreement (other than the registration under the Securities Act of the Restricted Debentures and related Conversion Shares), except such as have been obtained and such as may be required under (i) foreign and state securities or "Blue Sky" laws, (ii) the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD"), (iii) the rules of the Luxembourg Stock Exchange, (iv) the Securities Act with respect to the registration of the Restricted Debentures and related Conversion Shares solely insofar as such registration is required by the terms of the Debentures and the Indenture and
 (v) the qualification of the Indenture and the Trustee under the TIA.

           (t) Except as otherwise set forth in the Offering Circular or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Offering Circular as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

           (u) The Company and each of the subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Offering Circular, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), and neither the Company nor any of its subsidiaries knows of any basis therefor.

           (v) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid other than those being contested in good faith and for which adequate reserves have been provided.

           (w) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

           (x) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Circular except where the failure to possess such permits could not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Offering Circular, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

           (y) To the best knowledge of the Company, no labor problem exists or is imminent with employees of the Company or any of its subsidiaries that could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

           (z) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any officer of director purporting to act on behalf of the Company or any of its subsidiaries has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries.

           (aa) The authorized, issued and outstanding capital stock of the Company, and the capital stock reserved or committed for issuance, is as set forth under the captions "Capitalization" and "Description of Capital Stock" in the Offering Circular. All of the issued and outstanding indebtedness of the Company and shares of Common Stock are duly and validly authorized and issued, and all of the issued and outstanding shares of Common Stock are, and the Conversion Shares when acquired on the terms and conditions specified in the Debentures and the Indenture will be, fully paid and nonassessable. The Company has a sufficient number of authorized but unissued shares of Common Stock to enable the Company to issue, without further stockholder action, all the Conversion Shares. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws or any oral or written agreement or other instrument to which the Company or any of its subsidiaries is a party or by which either the Company or any of its subsidiaries is bound that is not described in the Offering Circular. Neither the offering and sale of the Debentures, as contemplated by this Agreement, nor the registration of the Restricted Debentures, nor the registration, issuance or delivery of the Conversion Shares, as contemplated by the Indenture, the Registration Rights Agreement and the Debentures, gives rise to any rights, other than those which have been, or which will, prior to the Initial Closing Date, be, waived in writing or satisfied, for or relating to the registration or offering of any shares of capital stock or other securities of the Company. The Common Stock of the Company conforms and, upon the issuance of the Conversion Shares in connection with the conversion of the Debentures, the Conversion Shares will conform, in all material respects to the statements relating thereto in the Offering Circular.

           (ab) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as disclosed in the Offering Circular, are owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

           (ac) None of the subsidiaries of the Company owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity except as referred to or described in the Offering Circular and the Company does not own, directly or indirectly, any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity other than the issued capital stock of its subsidiaries.

           (ad) There are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them.

           (ae) The Company and each of its subsidiaries maintains insurance, duly in force, with insurers of recognized financial responsibility; such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, except as disclosed in or contemplated by the Offering Circular.

           (af) Neither the Company nor any of its officers and directors (as defined in the Rules and Regulations) has taken or will take, directly or indirectly, prior to the termination of the Offering contemplated by this Agreement and the Offering Circular, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Debentures or the Conversion Shares.

           (ag) In connection with this Offering, the Company has not offered and will not offer Debentures, its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any Offering Circular or other offering material in connection with the offer and sale of the Debentures or the exchange thereof for Conversion Shares and neither the Company nor any of its representatives (which, for purposes of this Section 4(gg), shall not include the Managers or anyone acting on behalf of any Manager) has engaged in any form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Debentures have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

           (ah) Neither the Company nor any of its subsidiaries is an."investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, or an "investment advisor" as such term is defined in the Investment Advisors Act of 1940, as amended.

           (ai) The Company is a reporting issuer (within the meaning of Regulation S under the Securities Act).

           (aj) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange, registered under Section 6 of the Exchange Act or are quoted in an automated inter-dealer quotation system.

           (ak) Any certificate signed by an officer of the Company and delivered to the Managers or to counsel for the Managers pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Manager as to the matters covered thereby.

           (al) Subject to compliance by the Managers with their several obligations set forth herein, the sale to the Managers and resale by the Managers to the Eligible Purchasers as contemplated herein and in the Offering Circular is exempt from, or not subject to, the registration and prospectus delivery requirements of the Securities Act.

           (am) The Company has dealt with no broker, finder, commission agent or other person in connection with the sale of the Debentures and the transactions contemplated by this Agreement and the Offering Circular, other than the Managers, and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions, other than the commission to the Managers contemplated hereby.

           (an) Neither the Company nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba and the Company and each affiliate thereof has complied, to the extent necessary, with all provisions of Section 517.075, Florida Statutes, and applicable rules and regulations thereunder.

           (ao) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Offering Circular.

           (ap) To the Company's best knowledge, the representations and warranties of PPI set forth in that certain Agreement and Plan of Reorganization dated March 21, 1996 by and among the Company, Golden Merger Corp. and PPI, including the exhibits and schedules thereto (the "PPI Merger Agreement") were, when viewed as a whole, true and correct in all material respects when made and, when viewed as a whole, are true and correct in all material respects on the date hereof; provided, however, that if the transactions contemplated by the PPI Merger Agreement are not consummated, the representation and warranty set forth in this subsection shall be of no further force or effect. The appendices to the Preliminary Offering Circular or the Offering Circular relating to PPI are hereinafter referred to as the "PPI Incorporated Documents."

           (aq) The Company had and has the requisite corporate power and authority to execute, deliver and perform its obligations under the PPI Merger Agreement. The PPI Merger Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights, generally and, subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The PPI Merger Agreement conforms to the description thereof set forth in the Offering Circular. The Company had and has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and Plan of Reorganization dated February 27, 1996 by and among the Company, PRI Merger Company, PRI and certain shareholders of PRI (the "PRI Merger Agreement"). The PRI Merger Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and, subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The PRI Merger Agreement conforms to the description thereof set forth in the Offering Circular. The appendices to the Preliminary Offering Circular or the Offering Circular relating to PRI are hereinafter referred to as the "PRI Incorporated Documents."

         5.    Agreements of the Company.  The Company covenants and agrees with
               -------------------------
 each of the Managers as follows:

               (a) The Company will not amend or supplement the Offering Circular, unless a copy thereof shall first have been submitted to the Lead Manager within a reasonable period of time prior to the use thereof and the Lead Manager shall have consented to such amendment or supplement which consent shall not be unreasonably withheld.

               (b) The Company will notify the Lead Manager promptly, and will confirm such advice in writing, (1) of any request by the securities or other governmental authority of any jurisdiction for any additional information (including, but not limited to, any amendments or supplements to the Preliminary Offering Circular or the Offering Circular), (2) of the issuance by any securities or other governmental authority of any jurisdiction (including, but not limited to, the Commission) of any stop order suspending or preventing the use of the Preliminary Offering Circular or the Offering Circular or asserting that the Offering of the Debentures is subject to the registration requirements of the Securities Act, or the initiation of any proceedings for any such purposes or the threat thereof, (3) of the happening of any event that in the judgment of the Company makes any statement made in the Preliminary Offering Circular or the Offering Circular untrue or that requires the making of any changes in the Preliminary Offering Circular or the Offering Circular, in order to make the statements therein not misleading and (4) of receipt by the Company or any representative or attorney of the Company of any other communication from any securities or other governmental authority of any jurisdiction (including, without limitation, the Commission) relating to the Company, the Debentures, the Preliminary Offering Circular or the Offering Circular. If at any time any securities or other governmental authority (including, without limitation, the Commission) shall issue any order described in clause (2) of the immediately preceding sentence, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will prepare and deliver the Preliminary Offering Circular and the Offering Circular to the Managers as promptly as practicable after the date hereof.

               (c) If, at any time prior to the completion of the Offering, any event occurs as a result of which the Preliminary Offering Circular or the Offering Circular, in each case taken as a whole and including the Incorporated Documents, as then amended, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend the Preliminary Offering Circular or the Offering Circular to comply with the laws of any jurisdiction, the Company will promptly notify the Lead Manager thereof and, subject to Section 5(b) hereof, will prepare an amendment to the Preliminary Offering Circular or the Offering Circular, as the case may be, that corrects such statement or omission or effects such compliance.

               (d) The Company will deliver to the Managers, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular or any amendment or supplement thereto as the Managers may reasonably request. The Company consents to the use of the Preliminary Offering Circular and the Offering Circular or any amendment or supplement thereto by the Managers in connection with the issuance and sale of the Debentures.

           (e) The Company will arrange for the qualification of the Debentures and Conversion Shares for offer and sale under the securities or "Blue Sky" laws of such states of the United States as the Lead Manager may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the issuance and sale of the Debentures; provided,
                                                                --------
 however, that in connection therewith the Company shall not be obligated to
 -------
 qualify as a foreign corporation or to execute a general consent to service of process in or become subject to taxation in any jurisdiction.

           (f) The Company will apply the net proceeds from the sale of the Debentures as set forth under "Use of Proceeds" in the Offering Circular.

           (g) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result, in, or which will constitute, under the Securities Act or otherwise, stabilization of the price of any security of the Company to facilitate the sale or resale of the Debentures.

           (h) The Company will cause each executive officer and director of the Company, on or prior to the date of this Agreement to enter into an agreement with the Managers to the effect that they will not for a period of 90 days after the date hereof, without the prior written consent of the Managers, directly or indirectly, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any Debentures, any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, Debentures or shares of Common Stock.

           (i) The Company will take such action as is necessary to effect the listing of the Conversion Shares on the Nasdaq Stock Market's National Market System (the "Nasdaq Stock Market"), subject only to notice of issuance, not later than the date the Debentures become convertible in accordance with their terms and with the terms of the Indenture and for the clearance of the Debentures through Euroclear and Cedel and for the designation of the Rule 144A Debentures as eligible for trading on the Private Offerings Resales and Trading through Automated Linkages system of the National Association of Securities Dealers Inc. ("PORTAL") prior to the Initial Closing Date.

           (j) The Company will not, during the 90-day period following the date hereof, without the prior written consent of the Lead Manager, sell, transfer, offer for sale or solicit offers to buy or otherwise negotiate in respect of or otherwise dispose of (or announce any sale, transfer, offer or solicitation of offer to buy or other disposition), directly or indirectly, any Common Stock or securities (as defined in the Securities Act) at any time convertible into or exercisable or exchangeable for Common Stock; provided, however, that the foregoing shall not prohibit the Company from, during such 90-day period, (i) granting stock or stock options pursuant to the Company's stock option plans,
 (ii) issuing shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or upon conversion of the Debentures or issued after the date hereof if such issuance is in compliance with this section or (iii)issuing shares of its Common Stock or securities convertible into or exercisable for shares of Common Stock in connection with acquisitions, provided, however, that, subject to contractual obligations existing on the date hereof, the Company will not register the issuance of in excess of 250,000 shares under the Securities Act during such 90-day period.

           (k) For so long as any of the Rule 144A Debentures remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any holder or beneficial holder of Debentures which continue to be restricted securities in connection with any sale thereof to any prospective purchaser of such Debentures from such holder or beneficial holder, the information specified in Rule 144A(d)(4) under the Securities Act.

           (l) The Company agrees that it will execute and deliver the Registration Rights Agreement and, on the terms and conditions therein set forth, prepare and file a shelf registration statement (the "Registration Statement") and use its best efforts to cause the Registration Statement to be declared effective by the Commission as promptly thereafter as practicable and continuously to maintain the effectiveness of the Registration Statement for the period therein set forth.

           (m) During the period commencing on the Initial Closing Date and ending three years from the last Closing Date, the Company will furnish to the Lead Manager copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock or file with the Commission, the Nasdaq Stock Market or any national securities exchange, and will furnish to each Manager who may so request a copy of each annual or other report it shall be required to file therewith.

           (n) The Company shall use reasonable efforts to cause to be delivered to the Managers prior to the Initial Closing Date the opinion, dated the related Closing Date, of Latham & Watkins, counsel to PRI, in form and substance reasonably satisfactory to the Lead Manager and to counsel to the Managers.

           (o) The Company shall use reasonable efforts to cause to be delivered to the Managers prior to the Initial Closing Date the opinion, dated the related Closing Date, of Haythe & Curley, counsel to PPI, in form and substance reasonably satisfactory to the Lead Manager and to counsel to the Managers, substantially in the form of Exhibit C hereto.

           (p) The Company shall use reasonable efforts to cause to be delivered to the Managers prior to the Initial Closing Date by Arthur Andersen LLP, independent certified public accountants for PRI (the "PRI Accountants"), a "comfort" letter, dated such date, in form and substance satisfactory to the Lead Manager and counsel to the Managers with respect to the financial statements and certain financial information of PRI and its subsidiaries contained in the Preliminary Offering Circular (including any incorporated documents relating to PRI), (i) confirming that they are independent accountants with respect to PRI and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its interpretations and rulings, and (ii) stating their conclusions and findings with respect to all financial and certain other statistical and numerical information contained in the Preliminary Offering Circular. At the Closing Date and, as to the Option Debentures, each Option Closing Date, the PRI Accountants shall have furnished to the Managers a letter, dated the date of its delivery, which shall reaffirm such conclusions and findings as of the related Closing Date and with respect to the Offering Circular on the basis of a review conducted in accordance with the procedures set forth therein.

           (q) The Company shall use reasonable efforts to cause to be delivered to the Managers prior to the Initial Closing Date by Price Waterhouse LLP, independent certified public accountants for PPI (the "PPI Accountants"), a "comfort" letter, dated such date, in form and substance satisfactory to the Lead Manager and counsel to the Managers with respect to the financial statements and certain financial information of PPI and its subsidiaries contained in the Preliminary Offering Circular (including any incorporated documents relating to PPI), (i) confirming that they are independent accountants with respect to the PPI and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its interpretations and rulings, and (ii) stating their conclusions and findings with respect to all financial and certain other statistical and numerical information contained in the Preliminary Offering Circular. At the Closing Date and, as to the Option Debentures, each Option Closing Date, the PPI Accountants shall have furnished to the Managers a letter, dated the date of its delivery, which shall reaffirm such conclusions and findings as of the related Closing Date and with respect to the Offering Circular on the basis of a review conducted in accordance with the procedures set forth therein.

      6.   Representations and Warranties of the Managers.  Each Manager
           ----------------------------------------------
 represents and warrants to the Company and agrees that:

           (a) It (i) is not acquiring the Debentures with a view to any distribution thereof or with the intention of offering and selling any of the Debentures in a transaction that would violate the Securities Act or the securities or "Blue Sky" laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Debentures only (A) in "offshore transactions" (as defined under Regulation S) pursuant to and in compliance with Regulation S, (B) to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and (c) to a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Appendix C to the Offering Circular.

           (b) No form of general solicitation or general advertising, nor any form of directed selling efforts (as defined in Regulation S), has been or will be used by it or any of its representatives in connection with the offer and sale of any of the Debentures, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

           (c) The Managers will solicit offers to buy the Debentures only from, and will offer to sell the Debentures only to, Eligible Purchasers. Each Manager further agrees that it will offer to sell the Debentures only to, and will solicit offers to buy the Debentures only from, persons who in purchasing such Debentures will have or will be deemed to have acknowledged, represented and agreed for the benefit of the Company that: (i) they have acquired a security which has not been registered under the Securities Act; (ii) they will not offer, sell or otherwise transfer such security, prior to the date which is three years after the Initial Closing Date (or such other applicable date under the Securities Act in the event of an amendment of the relevant regulations comprising Rule 144 under the Securities Act) except (A) to Veterinary Centers of America, Inc., (B) pursuant to a registration statement which has been declared effective under the Securities Act, (C) for so long as the security is eligible for resale pursuant to Rule 144A, to a person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (D) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (E) in a transaction arranged by a broker or dealer registered under the Exchange Act, to an institutional "accredited investor" (within the meaning of subparagraphs
 (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) that is acquiring the security for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (F) pursuant to another available exemption from the registration requirements of the Securities Act as confirmed in an opinion of counsel acceptable in form and substance to the Company and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction; and (iii) they will, and each subsequent holder is required to, notify any purchaser from it of the security of the resale restrictions set forth in (ii) above. If any resale or other transfer of the Restricted Debentures is proposed to be made pursuant to clause
 (E) above, prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee containing representations and agreements relating to the restrictions on transfer of such Restricted Debentures. Any offer, sale or other disposition pursuant to the foregoing clauses (ii)(D), (E) or (F) is subject to the right of the Company and the Trustee to require the delivery of an opinion of counsel, certifications or other information acceptable to them in form and substance.

           (d) It will take no action, nor fail to take any action, if such action or failure to take such action would have the effect that the offer or sale of the Debentures would not be in compliance with all applicable securities laws and regulations of any country and political subdivision thereof in which the Debentures are to be offered or sold.

           (e) It has (i) not offered or sold and will not, prior to the expiry of the period six months from the last Closing Date, offer or sell in the United Kingdom, by means of any document, any Debentures other than to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995;
 (ii) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the Debentures in, from or otherwise involving the United Kingdom; and (iii) issued or passed on and will issue or pass on to any person in the United Kingdom any document received by them in connection with the issuance of the Debentures only if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exceptions) Order 1995, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

           (f) Except to the extent permitted under U.S. Treas. Reg. (S)1.163-5(c)(2)(i)(D) (the "D Rules"), (i) it has not offered or sold, and during the restricted period described in the D Rules will not offer to sell, Debentures in bearer form to a person who is within the United States or its possessions or to a United States person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Debentures in bearer form that resold during the restricted period described in the D Rules.

           (g) It has, and throughout the restricted period described in the D Rules will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Debentures in bearer form are aware that such Debentures may not be offered or sold during the restricted period described in the D Rules to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules.

           (h) If it is a United States person, it is acquiring the Debentures in bearer form for purposes of resale in connection with their original issuance and if it retains Debentures in bearer form for its account, it will only do so in accordance with the requirements of U.S. Treas. Reg. (S) 1.1635(c)(2)(i)(D)(6).

           (i) With respect to each affiliate that acquires from it Debentures in bearer form for the purpose of offering or selling such Debentures during the restricted period described in the D Rules, such Manager either (x) repeats and confirms the representations and agreements contained in clauses 6(f), 6(g) and 6(h) on such affiliate's behalf or (y) agrees that it will obtain from such affiliate for the Company's benefit the representations and agreements contained in clauses 6(f), 6(g) and 6(h). Terms used in Sections 6(f), 6(g) and 6(h) above and this Section 6(i) have the meanings given to them by the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder, including the D Rules.

           (j) It has not entered into and will not enter into any contractual arrangements with respect to the distribution or delivery of the Debentures, except with the other Managers, its affiliates or with the prior written consent of the Company.

     7.    Expenses.
           --------

           (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Lead Manager with the Company's prior approval, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation and distribution of the Preliminary Offering Circular, the Offering Circular and any amendments or supplements thereto, (ii) the preparation, printing, issue, exchange and delivery of the Preliminary Offering Circular, the Offering Circular, the Debentures (in both temporary and definitive form) and the Conversion Shares, (iii) the printing and delivery of the Indenture, this Agreement, the Registration Rights Agreement, the Agreement among Managers dated April 17, 1996, and any Managers' Questionnaire, (iv) furnishing (including costs of shipping and mailing) such copies of the Preliminary Offering Circular, the Offering Circular, and all amendments and supplements thereto, as may be required thereunder, (v) the listing of the Debentures on the Luxembourg Stock Exchange, for the designation of the Rule 144A Debentures as PORTAL eligible and for the listing of the Conversion Shares issuable upon conversion of the Restricted Debentures on the Nasdaq Stock Market, (vi) the preparation, filing and delivery of the Registration Statement in connection with the Conversion Shares, and any amendment or supplement thereto, (vii) any filings required to be made by the Managers with the NASD in connection with the Offering, (viii) the qualification of the Debentures for offer and sale under the securities or "Blue Sky" laws of such states in the United States designated pursuant to
 Section 5(e), including the reasonable fees, disbursements and other charges of counsel to the Managers in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda reasonably requested by the Managers, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder and under the Indenture and the Registration Rights Agreement which are not otherwise provided for in this Paragraph.

           (b) If (i) the sale of the Debentures is not consummated because any condition to the obligations of the Managers set forth in Section 8 hereof is not satisfied, (ii) this Agreement shall be terminated pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder (other than as a result of any Manager's failure to perform any of its obligations hereunder), the Company will reimburse the several Managers for all out-of-pocket expenses (including, the fees, disbursements and other charges of counsel to the Managers) reasonably incurred by them in connection herewith. The Company shall not under any circumstances, including a breach of this Agreement by the Company, be liable to the Managers for the loss of anticipated profits from the transactions covered by this Agreement.

     8.    Conditions to Obligations of Managers.  The obligations of each
           -------------------------------------
 Manager hereunder shall be subject to the satisfaction of the following conditions as of the Initial Closing Date and, if any Option Debentures are purchased, as of each Option Closing Date:

           (a) No injunction, stop order, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction shall have been issued as of the related Closing Date that would prevent or interfere with the issuance of the Debentures; no proceedings with the purpose of preventing or interfering with the offering of the Debentures are pending, threatened or, to the knowledge of the Company or any Manager, contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); no order of the Commission asserting that any of the transactions contemplated by this Agreement or the Offering Circular, other than the resale of Restricted Debentures or related Conversion Shares pursuant to the Registration Statement, are subject to the registration or prospectus delivery requirements of the Securities Act has been issued; no order suspending the qualification or exemption from qualification of the Debentures or the Conversion Shares under the securities or "Blue Sky" laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction; and after the date hereof no amendment or supplement to the Preliminary Offering Circular or the Offering Circular shall have been prepared unless a copy thereof was first submitted to the Lead Manager and the Lead Manager shall not have objected thereto in good faith.

           (b) Since the date hereof (i) there shall not have been any material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in an Incorporated Document in existence on the date hereof, and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in any Incorporated Document in existence on the date hereof, if in the judgment of the Lead Manager any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Debentures by the Managers at the Initial Subscription Price.

           (c) Each of the representations and warranties of the Company contained herein shall be true and correct at the related Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the related Closing Date, with respect to the Option Debentures shall have been duly performed, fulfilled or complied with.

           (d) The Managers shall have received the opinion, dated the related Closing Date, of Troop Meisinger Steuber & Pasich, LLP, counsel to the Company, in form and substance reasonably satisfactory to the Lead Manager and to counsel to the Managers.

           (e) The Managers shall have received the opinion, dated the related Closing Date, of Stroock & Stroock & Lavan, counsel for the Managers, in form and substance reasonably satisfactory to the Lead Manager.

           (f) At the time the Preliminary Offering Memorandum is delivered to the Managers, the Managers shall have received from the Accountants a "comfort" letter, dated the date of this Agreement, in form and substance satisfactory to the Lead Manager and counsel to the Managers with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Offering Circular (including the Incorporated Documents), (i) confirming that they are independent accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its interpretations and rulings, and (ii) stating their conclusions and findings with respect to all financial and certain other statistical and numerical information contained in the Offering Circular. At the Closing Date and, as to the Option Debentures, each Option Closing Date, the Accountants shall have furnished to the Managers a letter, dated the date of its delivery, which shall reaffirm such conclusions and findings as of the related Closing Date on the basis of a review conducted in accordance with the procedures set forth therein.

           (g) At the Initial Closing Date and on each Option Closing Date the Managers shall receive a certificate, dated the date of delivery, executed on its behalf by the Company's Chief Executive Officer and Chief Financial Officer, in form and substance satisfactory to the Lead Manager, to the effect that:

               (1) Each signatory of such certificate has carefully examined the
            Offering Circular and the Incorporated Documents and (A) as of the date of such certificate, the Offering Circular, taken as a whole and including the Incorporated Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, not misleading, and the Incorporated Documents, as of their respective initial issue dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) since the date of this Agreement no event has occurred with respect to the Company or any of its subsidiaries as a result of which it is necessary to amend or supplement the Offering Circular (including the Incorporated Documents) in order to make the statements therein not untrue or misleading in any material respect;

               (2) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct;

               (3) Each of the covenants required herein to be performed by the
            Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

               (4) No injunction, stop order, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction shall have been issued as of the date of such certificate that would prevent or interfere with the issuance of the Debentures; no proceedings with the purpose of preventing or interfering with the Offering are pending, threatened or, to the knowledge of the Company, contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); no order of the Commission asserting that any of the transactions contemplated by this Agreement or the Offering Circular, other than the resale of Restricted Debentures or related Conversion Shares pursuant to the Registration Statement, are subject to the registration or prospectus delivery requirements of the Securities Act has been issued; no order suspending the qualification or exemption from qualification of the Debentures or the Conversion Shares under the securities or "Blue Sky" laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the knowledge of the Company, threatened by the authorities of any such jurisdiction.

           (h) The Registration Rights Agreement shall have been executed on or before the Initial Closing Date and the agreements described in Section 5(h) shall have been executed and delivered to the Lead Manager on or prior to the Initial Closing Date.

           (i) The Debentures shall have been accepted for listing on the Luxembourg Stock Exchange and for clearance through Euroclear and Cedel and for the designation of the Rule 144A Debentures as PORTAL eligible.

           (j) The Company and the Trustee, shall have entered into the Indenture Agreement and the Lead Manager shall have received a fully executed original copy thereof.

           (k) The Firm Debentures and the Option Debentures, as the case may be, shall have been made available for inspection and shall have been delivered to the Lead Manager or for the accounts of the Managers as set forth herein.

           (l) The Managers and counsel for the Managers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

           (m) Since the date of the PPI Merger Agreement there shall not have occurred any event which gives rise to the Company's right to terminate the PPI Merger Agreement pursuant to Section 10.1(c) thereof.

      All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Lead Manager and counsel to the Managers. The Company shall furnish to the Managers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Managers and counsel for the Managers shall reasonably request.

      9.   Indemnification and Contribution.
           --------------------------------

           (a) The Company will indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager and each person, if any, who controls each Manager within the meaning of Section 15 of the Act or
 Section 20 of the Exchange Act, from the against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), joint or several, to which they, or any of them, may become subject insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
 (i) any breach of a representation or warranty made by the Company in Section 4 of this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), taken as a whole and including the Incorporated Documents (which term shall include, for purposes of this Section 9, the PRI Incorporated Documents and the PPI Incorporated Documents), or in the Incorporated Documents as of their respective dates of initial issuance, or in any application or other document, any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Debentures or Conversion Shares under the securities or "Blue Sky" laws thereof (each, an "Application"), or (iii) any omission or alleged omission to state a material fact (A) required to be stated in or necessary in order to make the statements in any Incorporated Document, as of its date of initial issuance, not misleading, or (B) necessary in order to make the statements in the Preliminary Offering Circular or the Offering Circular, taken as a whole and including the Incorporated Documents, in light of the circumstances under which they were made, not misleading, and shall reimburse to each Manager and each such controlling person, as incurred, any legal and other expenses incurred in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall
                                     --------  -------
 not be liable to any Manager in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular, including any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company by or on behalf of such Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

           (b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to the same extent as the foregoing indemnity from the Company to each Manager, but only insofar as such losses, claims, liabilities, expenses or damages are based solely on any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular, including any amendment or supplement thereto, made in reliance upon and in conformity with information furnished to the Company by or on behalf of such Manager specifically for inclusion therein. This indemnity shall be in addition to any liability which such Manager may otherwise have.

           (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it so elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of any such action, with counsel satisfactory to the indemnified party. After receipt of such notice by the indemnified party from an indemnifying party, no indemnifying party will be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense of such action.

           The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of such counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action. In any such case, the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.

           It is understood that in no event shall the indemnifying parties be liable for the fees, disbursements and other charges of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred and upon receipt of substantiation of such charges as the indemnifying party may reasonably request.

           The Company will not, without the prior written consent of each Manager, settle or compromise or consent to the entry. of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Manager or any person who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Manager and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

           (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Managers, the Company and the Managers will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal, and other expenses reasonably incurred in connection with, any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Managers, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Manages may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers on the other. The relative benefits received by the Company, on the one hand, and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the total selling concession and combined underwriting and management fee received by the Managers, in each case as set forth in Section 1 hereof. If, but only if, the allocation provided by the foregoing sentences is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Managers, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Lead Manager on behalf of the Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company and the Managers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
 Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified parry in connection with investigating or defending any such action or claim.

           Notwithstanding the provisions of this Section 9(d), (i) no Manager shall be required to contribute, cumulatively, any amount in excess of the selling concession and combined underwriting and management fee received by it less any amounts paid by such Manager and (ii) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective subscription obligations and not joint. For purposes of this
 Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each director or officer of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such parry in respect of which a claim for contribution may be made under this Section 9(d), will notify any such parry or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

           Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 9(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this Section 9(d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

      10.  Survival.  The respective representations, warranties,agreements,
           --------
 covenants, indemnities and other statements of the Company, its officers and the several Managers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in fill force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Managers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Debentures. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

      11.  Termination.  The obligations of the Managers under this Agreement
           -----------
 may be terminated at any time prior to the Initial Closing Date or, with respect to the Option Debentures, on or prior to the related Option Closing Date, by notice to the Company from the Lead Manager, without liability on the part of any Manager to the Company, if, prior to delivery and payment for the Debentures, in the sole discretion of the Managers:

           (i) the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto;

           (ii) trading in any equity securities of the Company shall have been suspended by the Commission or by an exchange that lists the Common Stock;

           (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Luxembourg Stock Exchange or the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited shall have been suspended or limited or minimum or maximum prices shall have been generally established on any such exchange or market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or markets or by order of the Commission or any court or other governmental authority;

           (iv) a general banking moratorium shall have been declared by United States federal, New York State, California State, Luxembourg or United Kingdom authorities; or

           (v) any material adverse change in the financial or securities markets in the United States, Luxembourg or the United Kingdom or any outbreak or escalation of hostilities or declaration by the United States, Luxembourg or the United Kingdom of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Lead Manager, impracticable or inadvisable to proceed with the Offering or the delivery of the Debentures on the terms and in the manner contemplated by the Offering Circular.

 Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in sections 7 and 9.

      12.  Notices.  All communications hereunder shall be in writing and, if
           -------
 sent to the Lead Manager, shall be mailed or delivered or telecopied and confirmed in writing to their address set forth on the first page hereof,
 Attention: Melvyn Rowe, and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to the Company at 3420 Ocean Park Boulevard, Suite 1000, Santa Monica, California 90405, Attention: Chief Financial Officer.

      13.  Successors.  This Agreement shall inure to the benefit of and shall
           ----------
 be binding upon the several Managers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9(a) of this Agreement shall also be for the benefit of any person named therein and
 (ii) the indemnities of the Managers contained in Section 9(b) of this Agreement shall also be for the benefit of. the persons named therein. No purchaser of Debentures shall be deemed a successor because of such purchase. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

      14.  Applicable Law.  This Agreement shall be governed by and construed
           --------------
 in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

      15.  Counterparts.  This Agreement may be executed in two or more
           ------------
 counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      16.  Waiver of Jury Trial.  The Company and the Managers each hereby
           --------------------
 irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

      If the foregoing correctly sets forth the agreement among the Company and the Managers, please indicate your acceptance in the space provided for that purpose below.


                                      Very truly yours,


                                      VETERINARY CENTERS OF AMERICA, INC.


                                      By: /s/ Robert L. Antin
                                          --------------------------------
                                          Name:  Robert L. Antin
                                          Title: Chief Executive Officer


 ACCEPTED:

 NATWEST SECURITIES LIMITED
 For itself and on behalf of the several Managers

 By: /s/ Melvin Rowe
     --------------------------------------------
     Name:  Melvin Rowe
     Title: Director, Equity Capital Markets

                                  SCHEDULE I


                                                          Principal Amount
                                                          of Firm Debentures
               Managers                                    to be Purchased
               --------                                    ---------------

         NatWest Securities Limited                          $80,000,000
                                                             -----------

               Total                                         $80,000,000
                                                             ===========

                                  SCHEDULE II


                                 Subsidiaries
                                 ------------

                                 SCHEDULE III

                                  Term Sheet
                                  ----------
                      VETERINARY CENTERS OF AMERICA, INC.


                                  $80,000,000
              5.25% Convertible Subordinated Debentures Due 2006
                               Summary of Terms


=============================================================================================
Issuer:................................   Veterinary Centers of America, Inc. (the
                                          "Company")

Securities:............................   Convertible Subordinated Debentures (the
                                          "Debentures"); $1,000 par value or principal amount

Principal Amount:......................   $80.00 million

Issue Price:...........................   100% of par

Overallotment Option...................   15.00%/$12.00 million

Structure:.............................   Underwritten offering of Debentures sold pursuant to
                                          Regulation S under the Securities Act of 1933, as
                                          amended (the "Euro-Debentures") concurrent with a
                                          domestic offering of Debentures sold pursuant to
                                          Rule 144A under the Securities Act (the "U.S.
                                          Debentures").

Coupon Rate:...........................   5.25% payable semi-annually in arrears

Maturity:..............................   10 years/May 1, 2006

Debt Ratings:..........................   Not Rated

Stock Price (4/2/96):..................   $28.625

Conversion Premium:....................   20%

Conversion Price:......................   $34.35

Conversion Ratio.......................   29.11 Shares per bond

Primary Shares Outstanding.............   12.1 million

Shares Issuable Upon Conversion........   2.3 million

Shares Outstanding After Conversion:...   14.4 million

Dilution:..............................   15.97%


Registration Rights:...................   Within 180 days following the sale of the
                                          Debentures, the Company will file a registration
                                          statement relating to the resale of the U.S.
                                          Debentures and the shares of Common Stock issuable
                                          on conversion of the U.S. Debentures and will use
                                          its best efforts to keep such registration statement
                                          continuously effective during such period ending
                                          three years after the date on which the registration
                                          statement becomes effective.

Covertibility:.........................   Euro-Debentures are convertible at any time from 40
                                          days following the date of closing and prior to
                                          redemption or maturity, at the holders' option, into
                                          shares of Common Stock of the Company at the
                                          Conversion Price.  The U.S. Debentures are
                                          convertible into shares of Common Stock of the
                                          Company at the Conversion Price at any time
                                          following the effectiveness of the registration
                                          statement.

Call Features..........................   Not redeemable for 3 years, then redeemable at the
                                          option of the Company, at any time, in whole or in
                                          part, together with accrued and unpaid interest, in
                                          accordance with the following schedule:

                                          On or after May 16,         Premium
                                          -------------------         -------
                                                 1999                  103%
                                                 2000                  102%
                                                 2001                  101%
                                                 2002 and thereafter   100%

Interest Payment Dates.................   May 1 and November 1

First Payment Date.....................   November 1, 1996

First Payment Amount...................   $28.29

Use of Proceeds:.......................   For general corporate purposes

Underwriter/Placement Agent:...........   NatWest Securities Limited/NatWest Markets

Placement Fee (%)......................   2.50% of gross proceeds raised

Placement Fee ($)......................   $25.00 per bond

Selling Concession.....................   $15.00 per bond

Management Fee.........................   $5.00 per bond

Underwriting Fee.......................   $5.00 per bond

Listing:...............................   An application will be made to list the debentures
                                          on Luxembourg Stock Exchange (Euro-Debentures).
                                          PORTAL (U.S. Debentures).

Cusip Number...........................   925514AA9

ISIN Number............................   XS0065425737

Common Code............................   6542573


Trade Date.............................   April 3, 1996

Settlement Date/Dated Date.............   April 17, 1996
                                          (DTC-144A Bonds)
                                          (Euroclear-Euro Bond)